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                                                                   EXHIBIT 10.11


                        FIFTH AMENDMENT TO LOAN AGREEMENT


         This Fifth Amendment to Loan Agreement is made as of July 1, 2003, by and between DIVERSICARE ASSISTED LIVING SERVICES NC I, LLC, a Delaware limited liability company (together with its successors and assigns, the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, the "Lender").

                                    RECITALS:

         A. Borrower and the Lender entered that certain Loan Agreement dated June 4, 1999, as amended by that certain First Amendment to Loan Agreement dated as of July 1, 2002, as amended by that certain Second Amendment to Loan Agreement dated as of October 1, 2002, as amended by that certain Third Amendment to Loan Agreement dated as of January 1, 2003, and as further amended by that certain Fourth Amendment to Loan Agreement dated as of June 18, 2003 (the "Agreement"). Unless otherwise defined in this Fifth Amendment, capitalized terms shall have the meaning given to them in the Agreement.

         B. The Borrower and the Lender desire to amend the Agreement and have agreed to execute this Fifth Amendment to evidence such modification.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals, the Borrower and the Lender hereby amend the Agreement as follows:


         1. Paragraph 1.1, "Maturity Date" is hereby amended by changing the date to "June 30, 2004".

         2. Article I, "Definitions", is hereby amended by adding the following definitions:

         "Cross-Collateralization and Cross-Default Agreement" shall mean that certain Cross-Collateralization and Cross-Default Agreement dated as of June 18, 2003, by and Borrower, Afton Oaks, NC II, Pinedale, Windsor House and Lender.

         "Afton Oaks" shall mean Diversicare Afton Oaks, LLC.

         "Afton Oaks Facility" shall mean the facility known as "Afton Oaks Nursing Center," presently a 169-licensed bed (162 available) skilled nursing facility located on the Afton Oaks Property, as it may now or hereafter exist, together with any other general or specialized


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care facilities, if any (including any Alzheimer's care unit, subacute, and any facility), now or hereafter operated on the Afton Oaks Property.

         "Afton Oaks Loan" means the loan in the principal sum of $3,750,000 made by Lender to Afton Oaks.

         "Afton Oaks Mortgage" means that certain Mortgage and Security Agreement from Afton Oaks in favor of or for the benefit of Lender and covering the Afton Oaks Property.

         "Afton Oaks Property" means the real estate located in Houston, Harris County, Texas, which is more particularly described in Exhibit "A" to the Afton Oaks Mortgage.

         "Collective Borrowers" means, collectively, the Borrower, Afton Oaks, NC II, Pinedale and Windsor House.

         "Collective Facilities" means, collectively, the Facilities, Afton Oaks Facility, the NC II Facilities, the Pinedale Facility and the Windsor House Facility.

         "Collective Loans" means, collectively, the Loan, the Afton Oaks Loan, the NC II Loan, the Pinedale Loan and the Windsor House Loan.

         "Collective Mortgage" means, collectively, the Mortgage, the Afton Oaks Mortgage, the NC II Mortgage, the Pinedale Mortgage and the Windsor House Mortgage.

         "Collective Properties" means, collectively, the Property, the Afton Oaks Property, the NC II Properties, the Pinedale Property and the Windsor House Property.

         "NC II" means Diversicare Assisted Living Services NC II, LLC.

         "NC II Facilities" shall mean the seven (7) adult care facilities located on the NC II Properties described on Schedule A to the NC II Mortgages, as they may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any skilled care facilities), now or hereafter operated on the NC II Properties.

         "NC II Loan" means the loan in the principal sum of $12,480,000 made by Lender to NC II.

         "NC II Mortgage" means collectively those certain Deeds of Trust and Security Agreements from NC II in favor of or for the benefit of Lender and covering the NC II Properties.

         "NC II Properties" means the real estate located in North Carolina, which are more particularly described in Exhibit "A" to the NC II Mortgages.

         "Pinedale" shall mean Diversicare Pinedale, LLC.

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         "Pinedale Facility" shall mean the facility known as "Pinedale Nursing and Rehabilitation Center," presently a 130-bed licensed skilled nursing facility located on the Pinedale Property, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any facility), now or hereafter operated on the Pinedale Property.

         "Pinedale Loan" means the loan in the principal sum of $2,913,000 made by Lender to Pinedale.

         "Pinedale Mortgage" means that certain Mortgage and Security Agreement from Pinedale in favor of or for the benefit of Lender and covering the Pinedale Property.

         "Pinedale Property" means the real estate located in Newport, Jackson County, Arkansas, which is more particularly described in Exhibit "A" to the Pinedale Mortgage.

         "Windsor House" shall mean Diversicare Windsor House, LLC.

         "Windsor House Facility" shall mean the facility known as "Windsor House," presently a 134-bed licensed facility (117-bed licensed skilled nursing, 17-bed licensed assisted living) located on the Windsor House Property, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any facility), now or hereafter operated on the Windsor House Property.

         "Windsor House Loan" means the loan in the principal sum of $4,709,000 made by Lender to Windsor House.

         "Windsor House Mortgage" means that certain Mortgage and Security Agreement from Afton Oaks in favor of or for the benefit of Lender and covering the Windsor House Property.

         "Windsor House Property" means the real estate located in Huntsville, Madison County, Alabama, which is more particularly described in Exhibit "A" to the Windsor House Mortgage.

         3. Paragraph 4.12(a), "Debt Service Coverage Requirements", is hereby amended by deleting subsections (i), (ii) and (iii) in their entirety and replacing them with the following:

         (i) commencing with the quarter ending June 30, 2003, a Debt Service Coverage for the Facilities, in the aggregate, after deduction of Assumed Management Fees, of not less than 1.0 to 1.0, to be tested quarterly based on the operation of the Facilities for the prior twelve (12) months.

         (ii) commencing with the quarter ending June 30, 2003, a Debt Service Coverage for the Facilities, in the aggregate, after deduction of Actual Management Fees, of not


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less than 1.0 to 1.0, to be tested quarterly based on the operation of the
Facilities for the prior twelve (12) months; and

         (iii) commencing with the quarter ending June 30, 2003, a Debt Service Coverage for the Collective Facilities, combined, after deduction of Assumed Management Fees, of not less than 1.15 to 1.0, to be tested quarterly based on the combined operations of the Collective Facilities for the prior twelve (12) months.

         4. A new Paragraph 2.4, "Release of Collective Facilities", is hereby added as follows:

                  2.4 Release of Collective Facilities.

                  (a) In the event of a refinancing of a Collective Loan or sale of any one of the Collective Facilities to a third party unrelated to Borrower or Guarantor, and so long as no Default or Event of Default has occurred and is continuing, or will occur as a result of a requested release, any one of the Collective Facilities may be released from the lien and security interest of the Cross-Collateralization and Cross-Default Agreement if, after giving effect to such release, the Collective Facilities remaining subject to the Cross-Collateralization and Cross-Default Agreement would have a combined Debt Service Coverage equal to 1.15 to 1.0 for the 12-month testing period immediately preceding such proposed release, after an Assumed Management Fee. Additionally, the release of the Afton Oaks Facility, the Pinedale Facility and the Windsor House Facility shall require payment in full of their respective Loan.

                  (b) In the event of a sale of all of the Facilities or all of the NC II Facilities to a third party unrelated to the Borrower or to Guarantor, so long as no Default or Event of Default has occurred and is continuing, or will occur as a result of a requested release, except for the bankruptcy of Advocat, all of the Facilities or all of the NC II Facilities may nevertheless be released from the lien and security interest of the Cross-Collateralization and Cross-Default Agreement upon fulfillment of the following conditions: (i) subject to the determination, review and approval by Lender in its sole discretion, the difference in the amount to pay in full the Loan or the NCII Loan, as the case may be, and the net sales proceeds to be paid pursuant to the sale (the "Deficiency") is reallocated among the remaining outstanding Collective Loans; (ii) after giving effect to such release, the Collective Facilities remaining subject to the Cross-Collateralization and Cross-Default Agreement would have a combined Debt Service Coverage equal to 1.15 to 1.0 for the 12-month testing period immediately preceding such proposed release, after an Assumed Management Fee based upon a reamortization of the Collective Loans on a twenty-five (25) year basis, and (iii) the Collective Borrowers and Guarantors execute such documents as Lender deems necessary to evidence and secure such reallocation of the Deficiency.

                  (c) In the event the Borrower requests a release of a Facility or a NCII Facility (as opposed to all Facilities or all NCII Facilities, as contemplated in 2.4(b) above), the test required in Section 2.4(a) above shall be applicable, as will the release condition contained in Section 2.3 of the Agreement; provided, however, the test in Section 2.3 is hereby amended for releases related to a sale of a Facility or an NC II Facility to a third party unrelated to the

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Borrower or the Guarantor, or in the event of the damage, destruction or condemnation of a Facility or an NC II Facility, by deleting the phrase "the greater of (a) 1.25 to 1.0 or (b) ", resulting in a release test in Section 2.3 of a combined Debt Service Coverage equal to the Debt Service Coverage for all Facilities (including the to-be-released Facility) for the 12-month testing period immediately preceding such proposed release. For purposes of a refinance of a Facility or an NC II Facility, the test in Section 2.3 shall remain unchanged, without the deletion referenced above.

                  (d) Any release pursuant to Sections 2.3, 2.4 (b) and 2.4 (c) shall be conditioned upon Lender's receipt of all net proceeds from the sale, refinance or damage, destruction or condemnation giving rise to the release provisions.

         5. Forbearance.


                  Provided no additional Event of Default occurs and provided that the Borrower is in compliance with the Debt Service Coverage Requirements set forth in Paragraph 4.12, as amended herein, the Lender hereby agrees to forbear from exercising any of its rights and remedies against the Borrower and the Guarantors for a violation of Paragraph 4.13 of the Agreement relating to certain occupancy requirements for the Facilities. This forbearance shall only be in connection with the Borrower's non-compliance with Lender's occupancy requirements set forth in Paragraph 4.13 of the Agreement and shall not apply to any other provision of the Agreement.

                  Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.


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         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Fifth
Amendment to be properly executed by their respective duly authorized officers as of the date first above written.

                                      DIVERSICARE ASSISTED LIVING
                                      SERVICES NC I, LLC, a Delaware limited
                                      liability company

                                      By: Diversicare Assisted Living Services
                                      NC, LLC
                                      Its: Sole Member

                                               By: /s/ William R. Council, III
                                                   -----------------------------
                                               Name: William R. Council, III
                                               Title: Chief Executive Officer

                                      GMAC COMMERCIAL MORTGAGE
                                      CORPORATION

                                      By   /s/ Laura Y. McDonald
                                           ------------------------------
                                      Its: Senior Vice President
                                           ------------------------------


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